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                                                                    EXHIBIT 99.1

                              GLACIER BANCORP, INC.

              AMENDED AND RESTATED 1995 EMPLOYEE STOCK OPTION PLAN
                   (Original Plan Effective February 22, 1995)
            (Amendments Effective November 1, 1996, February 24, 1999
                       April 24, 2002 and April 24, 2003)

1. PURPOSE OF THE PLAN. The purpose of this Employee Stock Option Plan is to provide additional incentives to key employees of Glacier Bancorp, Inc., and any of its current or future Subsidiaries, thereby helping to attract and retain the best available personnel for positions of responsibility with those corporations and otherwise promoting the success of their business activities. It is intended that Options issued under the Plan shall constitute either "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) or "nonqualified stock options."

2. DEFINITIONS. As used in the Plan, the following terms have the following respective meanings:

         (a) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Bancorp" means Glacier Bancorp, Inc., a Delaware corporation and bank holding company.

         (c)      "Board" means the Board of Directors of Bancorp.

         (d)      "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Common Stock" means Bancorp's common stock, par value $.01 per share.

         (f) "Committee" means the Board, or the Committee appointed by the Board, as set forth in Section 4(a).

         (g) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee, not including any sick leave, military leave, or any other approved leave of absence.

         (h) "Employee" means any person employed by Bancorp or any Parent or Subsidiary of Bancorp that is hereafter organized or acquired by Bancorp.

         (i) "Nonemployee Director" has the meaning set forth in Rule 16b-3 under the 1934 Act.

         (j) "Option" means a stock option granted under the Plan, which may constitute either an incentive stock option or a nonqualified stock option.

         (k)      "Optioned Stock" means the Common Stock subject to an Option.

         (l)      "Optionee" means an Employee who receives an Option.

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         (m)      "Plan" means this Employee Stock Option Plan.

         (n) "Parent" means any corporation having a relationship with Bancorp as described in Section 424 of the Code.

         (o) "Stockholder-Employee" means an Employee who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of Bancorp or of any Parent or Subsidiary; for this purpose, the attribution of stock ownership rules of Section 424 of the Code shall apply.

         (p) "Subsidiary" means any bank or other corporation of which not less than fifty percent (50%) of the voting shares are held by Bancorp or a Subsidiary, whether or not the corporation now exists or is hereafter organized or acquired by Bancorp or a Subsidiary.

3.       STOCK SUBJECT TO OPTIONS.

         (a) Shares Reserved. Effective as April 24, 2002, the maximum number of shares of Common Stock that may be optioned and sold under the Plan is 2,318,557 shares, subject to adjustment as provided in Section 6(k). During the term of the Plan, Bancorp must at all times reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of the Plan.

         (b) Expired Options. If any outstanding Option expires or becomes unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of that Option shall again become available for other Options.

4.       PLAN ADMINISTRATION.

         (a) The Committee. The Plan shall be administered by either (i) the Board directly (acting as a Committee of the whole), or
                  (ii) if the Board elects, a separate Committee appointed by the Board for that purpose and consisting of at least three Board members, all of whom must be Nonemployee Directors. All references in the Plan to the Committee are to the separate committee, if any is established, or if none is then in existence, to the Board as a whole.

         (b) Appointments. Once appointed, the separate Committee shall continue to serve until otherwise directed by the Board. The Board shall at all times have the authority to increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution, fill vacancies (however caused), or remove all members of the Committee and thereafter directly administer the Plan as a Committee of the whole.

         (c) Meetings; Actions. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman or a majority of its members shall determine. All actions of the Committee shall be either by (i) a majority vote of the members of the full Committee at a meeting thereof, or (ii) unanimous

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                  written consent of all members of the full Committee without a meeting. Committee members who are either eligible for Options or who have been granted Options shall be included for all purposes in determining the existence of a quorum at any meetings of the Committee and shall be eligible to vote on all matters before the Committee respecting the granting of Options or administration of the Plan, except that no such members shall vote or otherwise act upon the grant or the modification of the terms of any Option granted or to be granted to him or herself.

         (d) Approval of Grants. All Option grants under the Plan must be approved in advance by the Committee, and set forth in APPENDIX A, as supplemented from time to time. Approval of an Option grant by the Committee shall constitute its approval of allsubsequent transactions by the Optionee relating to the Option that are either contemplated or permitted by the Plan or the Option agreement.

         (e) Reports. At least annually, the Committee shall present a written report to the Board indicating Employees to whom Options have been granted since the date of the last such report, and in each case the date or dates of Options granted, the number of shares optioned, and the Option price per share.

         (f) Powers. Subject to the terms and conditions of the Plan, the Committee shall have the authority and discretion to:

                  (1) Determine Employees to whom Options are to be granted, the dates of grant, the number of shares to be represented by each Option, the Option price (subject to the provisions of Section 6(b) relating to incentive stock Options), and all other terms and conditions of each Option (including vesting and exercise provisions), none of the foregoing of which need be identical from Option to Option;

                  (2) Modify or amend the terms of any previously- granted Option, or grant substitute Options (subject to the provisions of Sections 6(m) and 6(n));

                  (3) Interpret the Plan;

                  (4) Authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options by the Committee; and

                  (5) Make all other determinations and take all other actions which the Committee deems necessary or appropriate to administer the Plan.

         (h) Limitation of Liability. All decisions, determinations and interpretations of the Committee shall be final and binding upon all persons, including all Optionees and any other holders or persons interested in any Options, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board may be liable for any action or determination made in good faith with respect to the Plan or any Option.

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5.       ELIGIBLE PERSONS; NO EMPLOYMENT RIGHTS. Options may be granted only to
         Employees whom the Committee, in its discretion, determines to be key Employees. The grant of Options under the Plan shall be entirely discretionary with the Committee, and the adoption of the Plan does not confer on any Employee any right to receive any Options unless and until they are granted by the Committee, in its sole discretion. Further, neither the adoption of the Plan nor the grant of any Options shall confer on any Employee or Optionee any right with respect to continued employment, or interfere in any way with the right of Employee, Bancorp or any Subsidiary to terminate Employee's employment at any time.

6. TERMS AND CONDITIONS OF OPTIONS. All Options grants must be pre-approved by the Committee and documented in written agreements in such form as the Committee shall from time to time approve, and must comply with the following:

         (a) Annual Limitation. Each Option agreement shall specify whether the Option is an incentive stock Option or a nonqualified stock Option, and the number of shares subject to Option. Any number of Options may be granted to a single eligible Employee at any time, except that in the case of incentive stock Options, the aggregate fair market value (determined as of the time each Option is granted) of all shares of Common Stock with respect to which incentive stock Options become exercisable for the first time by any Employee during any one calendar year (under all incentive stock option plans of Bancorp, its Parent and all of its Subsidiaries taken together) shall not exceed $100,000.

         (b) Option Price. The Option price shall be determined by the Committee in its sole discretion, subject to the following:
                  (i) the Option price may not be less than the par value of the Common Stock; (ii) in the case of incentive stock Options, the Option price may not be less than the fair market value of the Common Stock on the date of grant; and (iii) in the case of an Employee who, immediately before the grant of an incentive stock Option, is a Stockholder-Employee, the Option price shall be at least one hundred and ten percent (110%) of the fair market value of the Common Stock on the grant date.

         (c) Fair Market Value. The fair market value of the Common Stock shall be determined by the Committee in its sole discretion, subject to the condition that if a public market exists for the Common Stock, the fair market value shall be (i) the closing price of the Common Stock on the date of grant as reported on the Nasdaq Stock Market, or (ii) if the Common Stock is listed on a stock exchange, the closing price on the exchange on the grant date.

         (d) Term of Option. Subject to all other applicable provisions of the Plan, the term of each Option shall be determined by the Committee in its sole discretion, except as follows: (i) no incentive stock Option shall be exercisable after the expiration of ten (10) years from the date of grant; (ii) no incentive stock Option granted to an Employee who was a Stockholder-Employee immediately before the grant shall be exercisable after the expiration of five (5) years from the grant date.

         (e) Grant Date; Holding Period. The grant date of an Option shall, for all purposes, be the date that the Committee approves the Option grant, as forth in APPENDIX A and in the Option agreement. Shares of Common Stock obtained upon the exercise of any Option

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                  may not be sold by any Optionee that is subject to Section 16 of the 1934 Act until six (6) months have elapsed since the date of grant of the Option.

         (f) Manner of Exercise. An Option shall be deemed to be exercised when written notice of exercise has been given to Bancorp in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock specified in the notice. The Option price is payable upon exercise of the Option, in either (i) U.S. dollars, (ii) effective as February 24, 1999, Common Stock, or (iii) if approved by the Board, other consideration (including services or other property).

         (g) Nontransferability. No Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. During an Optionee's lifetime, Options may be exercised by the Optionee only.

         (h) Death of Optionee. If an Optionee dies, and at the time of death was an Employee and had been in Continuous Status as an Employee since the grant date of an Option, the Option shall terminate on the earlier of (i) one (1) year after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement (except that if the expiration date of a nonqualified stock Option, as provided in the Option agreement, falls within the 90-day period immediately following the Optionee's death, the Option shall terminate at the end of the 90-day period instead). Any terminated Option under this Section 6(h) shall be exercisable at any time prior to termination by the Optionee's estate, or by any person(s) with the right to exercise the Option by bequest or inheritance, or otherwise by reason of the death of the Optionee.

         (i) Disability or Retirement of Optionee. If an Optionee's status as an Employee is terminated at any time during the term of an Option by reason of a disability (within the meaning of Section 22(e)(3) of the Code), or upon retirement after attaining an age as determined by the Board as a qualified retirement age, and if the Optionee had been in Continuous Status as an Employee at all times between the date of grant of the Option and the termination of status as an Employee, any incentive stock Option held by that Optionee shall terminate on the earlier of (i) one year after the date of termination of status as an Employee, or (ii) the expiration date otherwise specified in the Option agreement.

         (j)      Termination of Status as an Employee.

                  (1) If an Optionee's status as an Employee is terminated at any time for any reason other than death, disability or retirement (as provided in Sections 6(h) and 6(i)), or fraud or willful misconduct (as provided below), then all Options held shall terminate on the earlier of (a) the same day of the third month after the date of termination of status as an Employee, or (b) the expiration date specified in the Option Agreement, except in the case of a nonqualified stock option, in which case the termination date of the option may be extended to a date determined by the Board of Directors.

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                  (2) If an Optionee's status as an Employee is terminated at any time by reason of fraud or willful misconduct, then any Options held shall terminate on the date of termination of status as an Employee.

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         (k)      Adjustments Upon Changes in Capitalization.

                  (1) Subject to any required action by Bancorp's stockholders, the number of shares of Common Stock covered by each outstanding Option and available for grant of additional Options, and the price per share of Common Stock for each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Bancorp.

                  (2) All adjustments upon a change of capitalization shall be made by the Committee, whose determination shall be final, binding and conclusive, except that (i) the conversion of any convertible securities of Bancorp shall not be deemed to have been "effected without receipt of consideration;" and (ii) no incentive stock Option may be adjusted in a manner that would cause it to fail to continue to qualify as an incentive stock option under Section 422 of the Code.

                  (3) Except as otherwise expressly provided in this Section 6(k), (i) no Optionee shall have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock;
                  (ii) any issue by Bancorp of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Options, and no adjustments in Options shall be made for those reasons; and (iii) the grant of an Option under the Plan shall not in any way affect the right or power of Bancorp to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

         (l) Conditions Upon Issuance of Shares. No shares of Optioned Stock shall be issued unless the exercise of the Option and the issuance and delivery of the shares comply with all applicable provisions of law (including federal securities and state "blue sky" laws). As a condition to the exercise of any Option, and if in the opinion of Bancorp's counsel such a representation is required by any relevant provisions of law, Bancorp may require the person exercising an Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased for investment only, and the person has no present intention to sell or distribute the Common Stock.

         (m) Sale Transaction. If Bancorp merges or reorganizes with or into any other corporation, has a proposed sale of substantially all its assets, liquidates, or has substantially all its shares transferred to a third party (collectively, "sale transaction"), and the sale transaction constitutes a "change in ownership or effective control" or a "change in the ownership of a substantial portion of the assets" within the meaning of Section 280G of the Code, then (i) all outstanding Options that are not then fully exercisable shall become exercisable upon the date of closing of such sale transaction or such earlier date as the Committee may determine, or (ii) the Committee may in its sole discretion terminate all outstanding Options as of a date that it fixes (in which case the Committee shall notify each Optionee in writing not less than sixty (60) days prior to the

                                      -7-

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                  termination date fixed by the Committee, and each Optionee shall have the right to exercise their Options prior to the termination date).

         (n) Substitute Stock Options. In connection with the acquisition or proposed acquisition by Bancorp or any Subsidiary (whether by merger, acquisition of stock or assets, or other reorganization transaction) of a business any employees of whom have been granted incentive stock options, the Committee is authorized to issue new Options conferring substantially the same benefits as the old options, in substitution of any unexercised incentive stock options held by such employees; however, the issuance of any new Option for an old incentive stock option shall satisfy the requirements of Section 424(a) of the Code.

         (o) Tax Compliance. Bancorp may take any action that it reasonably believes is required in order to comply with any applicable tax laws relating to reporting or withholding attributable to the grant or exercise of Options, or the disposition of shares of Common Stock issued upon exercise of an Option, including
                  (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld, and (ii) withholding from any form of compensation or other amount due an Optionee or holder of shares of Common Stock issued upon exercise of an Option, any amount required to be withheld by Bancorp under applicable tax laws. Withholding or reporting shall be considered required for these purposes if any tax deduction or other favorable tax treatment available to Bancorp is conditioned on the reporting or withholding.

         (p) Other Provisions. Option agreements executed under the Plan may contain any other provisions that the Committee deems advisable in its sole discretion, except in the case of incentive stock Options, whose provisions may not be inconsistent with the requirements of Section 422 of the Code or with any of the other provisions of the Plan.

7. TERM OF THE PLAN. The Plan shall become effective on the earlier of (a) the date of adoption of the Plan by the Board; or (b) the date of stockholder approval, as provided in Section 9. Unless terminated sooner as permitted under Section 8, the Plan shall terminate on the tenth (10th) anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of the Plan.

8. AMENDMENT; EARLY TERMINATION. The Board may terminate or amend the Plan at any time and in such respects as it deems advisable, although no amendment or termination shall affect previously-granted Options, which shall remain in full force and effect notwithstanding any amendment or termination of the Plan.

9. STOCKHOLDER APPROVAL. Continuance of the Plan is subject to its approval by affirmative vote of the holders of a majority of the outstanding shares of Common Stock of Bancorp at a duly convened stockholder meeting, which approval must occur within twelve (12) months before or after the date of adoption of the Plan by the Board. Stockholder approval of any amendments to the Plan must be obtained whenever required under applicable law.

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                                     * * * *

                             CERTIFICATE OF ADOPTION

         I certify that the foregoing plan was adopted by the Board on February 22, 1995, and approved by Bancorp's stockholders on April 26, 1995, and amended by the Board November 1, 1996, February 24, 1999. The plan was further amended by the Board on January 30, 2002 and April 24, 2003, and approved by Bancorp's stockholders on April 24, 2002.

                                        /s/ James H. Strosahl
                                        --------------------------------
                                        James H. Strosahl
                                        Secretary, Glacier Bancorp, Inc.

                                      -9-

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                                   SCHEDULE A

                              Option Grant Schedule

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      NAME OF               NO. OF SHARES                                  DATE(S) FIRST
     OPTIONEE               UNDER OPTION          DATE OF GRANT             EXERCISABLE
     --------               -------------         -------------            -------------
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
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

         The Option awards listed above were approved by the Committee (or the entire Board, acting as the Plan Administrator) on this ___ day of _____________________, ________.

________________________________            ____________________________________
(Signature of Member)                      (Signature of Member)

________________________________            ____________________________________
(Signature of Member)                      (Signature of Member)

________________________________            ____________________________________
(Signature of Member)                       (Signature of Member)

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